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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference of our report dated December 9, 2005, relating to the financial statements of BankGreenville Financial Corporation (a development stage enterprise) in the Registration Statement of Form SB-2/A and Prospectus, and to the reference to our firm therein under the caption "Experts."

                      /s/ ELLIOTT DAVIS, LLC

Greenville, South Carolina
December 9, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM